Exhibit 1

Members of Group

Deer VII & Co. Ltd.

Deer VII & Co. L.P.

Bessemer Venture Partners VII Institutional L.P.

Bessemer Venture Partners VII L.P.

15 Angels II LLC

Deer X & Co. Ltd.

Deer X & Co. L.P.

Bessemer Venture Partners PR, L.P.